CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 15, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Report to Shareholders of Invesco Balanced-Risk Allocation Fund, Invesco China Fund, Invesco Developing Markets Fund, Invesco Endeavor Fund (formerly known as AIM Trimark Endeavor Fund), Invesco Global Fund(formerly known as AIM Trimark Fund), Invesco Global Health Care Fund, Invesco International Total Return Fund, Invesco Japan Fund, Invesco LIBOR Alpha Fund, and Invesco Small Companies Fund (formerly known as AIM Trimark Small Companies Fund), ten of the funds constituting AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
November 22, 2010